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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                               September 30, 2002
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                        (Date of earliest event reported)


                           Commonwealth Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


Pennsylvania                             0-27942                      23-2828883
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(State or other jurisdiction     (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)



Two West Lafayette Street, Norristown, Pennsylvania                      19401
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(Address of principal executive offices)                              (Zip Code)


                                 (610) 251-1600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)



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ITEM 5.         OTHER EVENTS AND REGULATION FD DISCLOSURE

         On September 30, 2002, Commonwealth Bancorp, Inc. ("Commonwealth"), Citizens Financial Group, Inc. ("Citizens") and Citizens Bank of Pennsylvania, a wholly-owned bank subsidiary of Citizens ("CBPA"), announced that they had entered into an Agreement and Plan of Merger, dated as of September 30, 2002 (the "Agreement"), which sets forth the terms and conditions pursuant to which a to-be-formed nonbank subsidiary of CBPA will be merged with and into Commonwealth (the "Merger"). The Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Commonwealth (subject to certain exceptions) will be automatically converted into the right to receive from CBPA an amount equal to $46.50 in cash, without interest.

         Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Agreement by the stockholders of Commonwealth and the receipt of requisite regulatory approvals of the Merger and the proposed merger of Commonwealth's banking subsidiary, Commonwealth Bank, with and into CBPA, promptly following consummation of the Merger. The proposed merger of Commonwealth Bank with and into CBPA is also subject to the satisfaction of the terms of the Agreement and Plan of Merger to be entered into by and among CBPA, Commonwealth and Commonwealth Bank (the "Bank Merger Agreement").

         Pursuant to the Agreement, Commonwealth may pay the quarterly dividend of $0.17 per share previously declared on September 10, 2002 and payable on October 11, 2002, but it may not declare any additional quarterly dividend unless the closing of the Merger does not occur on or prior to February 15, 2003. If the closing of the Merger has not occurred on or prior that date, Commonwealth may declare one or more dividends prior to the effective time of the Merger to Commonwealth stockholders in an amount equal to $0.17 per share for each full calendar quarter after September 30, 2002 and prior to the effective time of the Merger.

            All of the directors and certain senior executive officers of Commonwealth who own in the aggregate approximately 13.1% of the outstanding shares of common stock of Commonwealth (including unexercised vested stock options) have entered into Stockholder Agreements with CBPA, pursuant to which these directors and officers have agreed to vote in favor of the Merger all of their shares of such common stock which they are entitled to so vote.

            The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit
2.1 to this report and is incorporated into this Item 5 by reference. In addition, the foregoing description of the Stockholder Agreements is qualified in its entirety by reference to such Stockholder Agreements, a copy of the form of such agreements is included as Exhibit 10.2 to this report and is incorporated into this Item 5 by reference. The foregoing description of the Bank Merger Agreement is qualified in its entirety by reference to the Bank Merger Agreement, a copy of the form of which is included as Exhibit 10.1 to this report and is incorporated into this Item 5 by reference.

            For additional information, reference is made to the press release announcing the Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.


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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Not applicable.

        (b)     Not applicable.

        (c)     The following exhibits are included with this Report:

        Exhibit No.            Description
        -----------            -----------

        2.1 Agreement and Plan of Merger, dated as of September 30, 2002, by and among Citizens Financial Group, Inc., Citizens Bank of Pennsylvania and Commonwealth Bancorp, Inc.

        10.1 Form of Bank Merger Agreement by and among Citizens Bank of Pennsylvania, Commonwealth Bank and Commonwealth Bancorp, Inc. (included as
                               Exhibit I to Exhibit 2.1)

        10.2 Form of Stockholder Agreement between each director and certain senior executive officers of Commonwealth Bancorp, Inc. and Citizens Bank of Pennsylvania (included as Exhibit II to Exhibit 2.1)

        99.1                   Press Release, dated September 30, 2002*

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        *  Incorporated by reference from the filing by Commonwealth pursuant to Rule 14a-12 under the Exchange Act on September 30, 2002.

                                  * * *

        Information contained in this report and the exhibits attached hereto may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are inherently uncertain, and actual results may differ from Commonwealth's expectations. Risk factors that could cause actual results to differ materially from these forward looking statements include, without limitation, changes in general economic conditions or regulatory requirements, and changes in the assumptions used in making such forward looking statements.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         COMMONWEALTH BANCORP, INC.


                                         By: /s/ Charles M. Johnston
                                             -----------------------------------
                                             Charles M. Johnston
                                             Chief Financial Officer



Date: October 1, 2002










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